EXHIBIT 2.1

Securities Exchange Agreement

THIS SECURITIES EXCHANGE AGREEMENT (hereinafter referred to as the “Agreement”), is entered into as of this 10th day of July, 2026 (the “Closing Date”), by and among SUIC WORLDWIDE HOLDINGS LTD.., a Nevada corporation (“SUIC ”), Vision Renu Corporation, a company organized under the laws of the Republic of China (“VisionRenu”) and all of the equity holders of VisionRenu set forth on the signature page hereof (the “VisionRenu Shareholders”) collectively referred to as the “Parties” and individually as a “Party.”)

WITNESSETH

WHEREAS, the Parties desire that SUIC acquire 51%of the issued and outstanding capitalization of VisionRenu from the VisionRenu Shareholders in exchange for an aggregate of 30,000,000(Thirty Million) shares of SUIC Common Stock (the “Exchange Shares”) pursuant to the terms and conditions set forth in this Agreement.

WHEREAS, VisionRenu shall be a wholly-owned subsidiary of SUIC and the Exchange Shares will represent approximately Thirty Five percent (35%) of the total outstanding shares of SUIC on a fully-diluted basis.

WHEREAS, the Parties intend that the transaction contemplated herein (the “Transaction”) qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

PLAN OF EXCHANGE

The Exchange. Upon Closing (defined below), 51% of the VisionRenu Shares issued and outstanding immediately prior to the Closing Date shall be exchanged for Thirty Millions (30,000,000) shares of SUIC Common Stock.

Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur as of the date hereof.

Closing Events. Upon Closing, each of the respective Parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, membership certificates, officers’ certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered hereunder together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. The Closing may take place through the exchange of documents by fax, email and/or express courier. Upon Closing, the Exchange Shares shall be issued to the VisionRenu Shareholders as set forth in Schedule B attached hereto.

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REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SUIC

As an inducement to, and to obtain the reliance of VisionRenu, SUIC represents and warrants as follows:

Organization. SUIC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. SUIC has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of SUIC ’s Articles of Incorporation or By-Laws. SUIC has taken all action required by law, its Articles of Incorporation, its By-Laws, or otherwise to authorize the execution and delivery of this Agreement, and SUIC has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, By-Laws, or otherwise to consummate the transactions herein contemplated.

Approval of Agreement. Board of Directors of SUIC have authorized the execution and delivery of this Agreement by SUIC and has approved the transactions contemplated hereby.

Absence of Certain Changes or Events. Except as described herein:

except in the normal course of business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of SUIC ; or (ii) any damage, destruction, or loss to SUIC (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of SUIC ;

SUIC has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent SUIC consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of SUIC ; or (v) issued, delivered, or agreed to issue or deliver to any third party any membership interests, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock);

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neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which SUIC is a party or by which it is bound or to which any of its assets is subject; and

no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of SUIC threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

REPRESENTATIONS,COVENANTS, AND WARRANTIES OFVISIONRENU

As an inducement to, and to obtain the reliance of SUIC , VisionRenu represents and warrants as follows:

Organization. VisionRenu is a corporation duly organized, validly existing, and in good standing under the laws of the Country of Poland, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of VisionRenu’s Articles of Incorporation or Bylaws. VisionRenu has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and VisionRenu has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, Bylaws, or otherwise to consummate the transactions herein contemplated.

Capitalization. VisionRenu’s authorized capitalization consists of Thirty Millions (30,000,000) shares of stock, of which all are issued and outstanding as of Closing. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person.

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Absence of Certain Changes or Events. Except as described herein:

except in the normal course of business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of VisionRenu; or (ii) any damage, destruction, or loss to VisionRenu (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of VisionRenu;

VisionRenu has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent VisionRenu consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of VisionRenu; or (v) issued, delivered, or agreed to issue or deliver to any third party any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock);

neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which VisionRenu is a party or by which it is bound or to which any of its assets is subject; and

no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of VisionRenu threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

Approval of Agreement. The Board of Directors of VisionRenu (the “VisionRenu Board”) and the VisionRenu Shareholders have authorized the execution and delivery of this Agreement by VisionRenu and have approved this Agreement and the transactions contemplated hereby.

Ownership of VisionRenu Shares. The VisionRenu Shareholders are the only legal and beneficial owners of the VisionRenu Shares, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and the VisionRenu Shareholders have full right, power, and authority to transfer, assign, convey, and deliver the VisionRenu Shares; and delivery of such stock upon Closing will convey to SUIC good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such shares being held by VisionRenu.

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SPECIAL COVENANTS

Actions of VisionRenu Shareholders. Prior to the Closing, VisionRenu shall cause the following actions to be taken by the written consent of the VisionRenu Shareholders:

the approval of this Agreement and the transactions contemplated hereby and thereby; and

such other actions as the directors of VisionRenu may determine are necessary or appropriate.

Actions of SUIC Members. At or prior to Closing, SUIC shall cause the following actions to be taken by the written consent of all the members of SUIC :

the approval of this Agreement and the transactions contemplated hereby and thereby; and

such other actions as the Managers of SUIC may determine are necessary or appropriate.

Access to Properties and Records. VisionRenu and SUIC have each afforded the officers and authorized representatives of the other reasonable access to the properties, books, and records of VisionRenu or SUIC in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each has furnished the other with such additional financial and operating data and other information as to the business and properties of VisionRenu or SUIC as the other has reasonably requested.

Delivery of Books and Records. Upon Closing, VisionRenu shall deliver to SUIC, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of VisionRenu now in the possession or control of VisionRenu or its representatives and agents.

Indemnification.

SUIC hereby agrees to indemnify VisionRenu and each of the officers, agents and directors of VisionRenu as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article II.

VisionRenu hereby agrees to indemnify SUIC and each of the officers, agents and directors of SUIC as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III.

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MISCELLANEOUS

Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada. Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association’s commercial rules then in effect. The arbitration will be conducted in New York, New York. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Confidentiality. SUIC , on the one hand, and VisionRenu and the VisionRenu Shareholders, on the other hand, will keep confidential all information and materials regarding the other Party designated by such Party as confidential. The provisions of this Section 5.4 shall not apply to any information which is or shall become part of the public domain through no fault of the Party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. VisionRenu and SUIC agree that no public disclosure will be made by either Party of the existence of the Transaction or the letter of intent or any of its terms without first advising the other Party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

Expenses. Except as otherwise set forth herein, each Party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, all costs and expenses incurred by SUIC and VisionRenu after the Closing shall be borne by the surviving entity.

Schedules; Knowledge. Each Party is presumed to have full knowledge of all information set forth in the information disclosed and delivered by the other Party pursuant to this Agreement.

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Third Party Beneficiaries. This Agreement is solely between SUIC , VisionRenu and the VisionRenu Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the Transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

Survival. The representations and warranties of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may only be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly authorized and executed as of the date first above-written.

SUIC WORLDWIDE HOLDINGS LTD..		VISION RENU CORPORATION

By:		By:
Name:	Wang HanWei	Name:	Chen King Te
Title:	CEO	Title:	Chairman

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Schedule A

Pre-Closing Interests of VisionRenu Shareholders in VisionRenu

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Schedule B

Pre-Closing Interests of VisionRenu Shareholders in SUIC

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